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                                  CONSENT OF COUNSEL

     Kuperman, Orr, Mouer & Albers, a professional corporation, hereby consents to the use of its name under the heading "Legal Matters" in the Prospectus constituting a part of Form SB-2 Registration Statement of Transition Auto Finance II, Inc. ("TAFI-II") for the registration of $10,000,000 in aggregate principal amount of 10% Secured Promissory Notes to be issued by TAFI-II.



                                     Kuperman, Orr, Mouer & Albers, P.C.


Austin, Texas
April 2, 1998